Exhibit 10.11

STOCKHOLDERS AGREEMENT

of

AIRSCULPT TECHNOLOGIES, INC.

dated as of [•], 2021

-i-

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered as of [•], 2021, among AirSculpt Technologies, Inc., a Delaware corporation (the “Company”), and each of the other parties identified on the signature pages hereto (the “Holders”).

RECITALS

WHEREAS, in connection with the Company’s initial public offering of its shares of Common Stock (the “IPO”), the Company and the Holders desire to set forth their agreement regarding certain governance matters.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holders hereby agree as follows:

Article I

DEFINITIONS

Section 1.1.      Effective Date. This Agreement shall become effective upon the closing of the IPO (the “Effective Date”).

Section 1.2.      Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of the VSCP Investor for purposes of this Agreement.

“Agreement” has the meaning assigned to such term in the preamble.

“beneficially own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the New York City.

“Common Stock” means collectively the common stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” has the meaning assigned to such term in the preamble.

“Company Charter” means the certificate of incorporation of the Company in effect on the date hereof, as may be amended from time to time.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Director” means any member of the Board.

“Effective Date” has the meaning set forth in Section 1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holders” has the meaning set forth in the preamble.

“IPO” has the meaning set forth in the Recitals.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Necessary Action” means, with respect to a specified result, all actions necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means an individual, corporation, association, partnership, joint venture, limited liability company, estate, trust, or any other legal entity.

“Principal Investor” has the meaning set forth in Section 2.1(a)(iv).

“Principal Investor Designee” means any VSCP Designee or Rollins Designee.

“Rollins Designee” has the meaning assigned to such term in Section 2.1(a)(ii).

“Rollins” means Aaron Rollins, M.D. and his spouse, issue (including adopted children and their issue) and trusts, estates or custodianships (x) for the primary benefit of one or more of Aaron Rollins, M.D. or any spouse or issue (including adopted children and their issue) or (y) created by Aaron Rollins, M.D. for bona fide estate planning or similar purposes..

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or (b) Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“VSCP” means Vesey Street Capital Partners, L.L.C., a Delaware limited liability company.

“VSCP Designee” has the meaning assigned to such term in Section 2.1(a)(i).

“VSCP Investor” means, collectively, VSCP EBS Aggregator, LP, VSCP EBS Blocker, Inc., EBS Aggregator, LLC, EBS Aggregator Blocker, Inc., EBS Aggregator Blocker Holdings, LLC, Vesey Street Capital Partners Healthcare Fund, LP, Vesey Street Capital Partners Healthcare Fund-A, LP or any Affiliate of VSCP.

Section 1.3.      Other Interpretive Provisions.

(a)   The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)   The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c)   The term “including” is not limiting and means “including without limitation.”

(d)   The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)   Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

Article II

CORPORATE GOVERNANCE

Section 2.1.      The Board.

(a)   Election of Directors.

(i)       Following the Effective Date, the VSCP Investor shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, a number of individuals such that, upon the election of each such individual, and each other individual nominated by or at the direction of the Board or a duly authorized committee of the Board, as a Director and taking into account any Director continuing to serve without the need for re-election, the number of VSCP Designees serving as Directors of the Company will be equal to at least: (A) if the VSCP Investor beneficially owns, directly or indirectly, 25% or more of the shares of the Company’s issued and outstanding Common Stock, two Directors; and (B) if the VSCP Investor beneficially owns, directly or indirectly, 10% or more, but less than 25%, of the shares of the Company’s issued and outstanding Common Stock, one Director (in each case, each such person, a “VSCP Designee”).

(ii)      Following the Effective Date, Rollins shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, a number of individuals such that, upon the election of each such individual, and each other individual nominated by or at the direction of the Board or a duly authorized committee of the Board, as a Director and taking into account any Director continuing to serve without the need for re-election, the number of Rollins Designees serving as Directors of the Company will be equal to one Director if Rollins beneficially owns, directly or indirectly, 10% or more of the shares of the Company’s issued and outstanding Common Stock (such person, the “Rollins Designee”).

(iii)    Directors are subject to removal pursuant to the applicable provisions of the Company Charter; provided, however, (A) the VSCP Designees may only be removed with the prior written consent of VSCP and the Rollins Designees may only be removed with the prior written consent of Rollins and (B) VSCP shall have the right to request the removal of any VSCP Designee (with or without cause) nominated by the VSCP Investor, from time to time and at any time, from the Board, and Rollins shall have the right to request the removal of any Rollins Designee (with or without cause) nominated by Rollins, from time to time and at any time, from the Board, in each case, exercisable upon written notice to the Company, and the Company shall take all Necessary Action to cause such removal.

(iv)    In the event that a vacancy is created at any time by death, disability, retirement, removal (with or without cause), disqualification, resignation or otherwise with respect to the VSCP Investor or Rollins (collectively, the “Principal Investors”, and each a “Principal Investor”), any individual nominated by or at the direction of the Board or any duly-authorized committee thereof to fill such vacancy shall be filled, and the Company shall take all Necessary Action to cause such vacancy to be filled, as promptly as reasonably practicable, by a new designee of such Principal Investor, subject to the restrictions set forth in Section 2.1(a)(i) and Section 2.1(a)(ii).

(v)     In the absence of any designation from any Principal Investor as specified in Section 2.1(a)(i) or Section 2.1(a)(ii) hereof, the Director(s) previously designated by such Principal Investor and then serving shall be reelected if willing to serve unless such individual has been removed as provided herein, and otherwise such Board seat(s) shall remain vacant until otherwise filled as provided above.

(vi)    The Company shall take all Necessary Action to include in the slate of nominees recommended by the Board or any duly-authorized committee thereof for election at any meeting of stockholders called for the purpose of electing directors the persons designated pursuant to this Section 2.1 and to nominate and recommend each such individual to be elected as a Director as provided herein, and to solicit proxies or consents in favor thereof. The Company is entitled, solely for the purposes set forth in this Section 2.1(a)(vi), to identify such individual as a VSCP Designee or a Rollins Designee pursuant to this Agreement.

(vii)    In addition to any vote or consent of the Board or the stockholders of the Company required by applicable Law or the Company Charter or the bylaws of the Company, and notwithstanding anything to the contrary in this Agreement, for so long as the VSCP Investor beneficially owns, directly or indirectly, at least 25% of the shares of the Company’s issued and outstanding Common Stock, the Company shall take all Necessary Action to ensure that the number of Directors serving on the Board shall not exceed seven without the prior written consent of the VSCP Investor.

(viii)    For so long as the VSCP Investor is entitled to designate two Directors for election to the Board in accordance with the terms and conditions of this Agreement, the Principal Investors and the Company shall take all Necessary Action to cause the Chairperson of the Board to be an individual chosen by the VSCP Investor, who shall initially be Adam Feinstein. Except as otherwise set forth herein, the majority of the Board shall determine the Chairperson of the Board.

(ix)     Once any Principal Investor no longer has the right to designate a director for election to the Board as set forth in Section 2.1(a)(i) or Section 2.1(a)(ii), such Principal Investor shall take all Necessary Action to cause the appropriate number of such Principal Investor's designees to tender his or her resignation from the Board effective at the Company's next annual meeting of stockholders. The Board (acting by majority vote of all directors excluding all the designees of the applicable Principal Investor) shall have the option, but not the obligation, to accept or reject any such resignation.

(x)      Upon completion of the IPO, each of the initial VSCP Designees and the Rollins Designee shall be assigned to one of the three (3) classes of directors, each of whose members shall serve a staggered three-year term as follows:

(A)         The class I directors (whose term expires at the first annual meeting of stockholders at which directors are elected following completion of the IPO) shall include one (1) VSCP Designee;

(B)          The class II directors (whose term expires at the second annual meeting of stockholders at which directors are elected following completion of the IPO) shall include one (1) VSCP Designee; and

(C)          The class III directors (whose term expires at the third annual meeting of stockholders at which directors are elected following completion of the IPO) shall include the Rollins Designee.

(b)   Committees. Subject to applicable Law and stock exchange regulations, the Company shall take all Necessary Action to have a Principal Investor Designee then serving on the Board appointed to serve on each committee of the Board for so long as the applicable Principal Investor has the right to at least one Principal Investor Designee. Each Principal Investor shall have the right to appoint a representative as an observer to any committee of the Board to which the Principal Investor (i) does not elect to have a representative appointed or (ii) is prohibited by applicable Law and stock exchange regulations from having a representative appointed, in each case for so long as such Principal Investor has the right pursuant to this Article II to designate at least one Principal Investor Designee.

(c)   Compensation. Except to the extent the VSCP Designee may otherwise notify the Company, any VSCP Designee shall be entitled to compensation consistent with the compensation received by other non-employee Directors, including any fees and equity awards, provided, that (i) to the extent any Director compensation is payable in the form of equity awards, at the election of a VSCP Designee, in lieu of any equity award, such compensation shall be paid in an amount of cash equal to the value of the equity award as of the date of the award, with any such cash subject to the same vesting terms, if any, as the equity awarded to other Directors and (ii) at the election of a VSCP Designee, any Director compensation (whether cash, equity awards and/or cash in lieu of equity as may be designated by the electing VSCP Designee) shall be paid to the VSCP Investor or an Affiliate thereof specified by such VSCP Designee rather than to such VSCP Designee. If the Company adopts a policy that Directors own a minimum amount of equity in the Company, no VSCP Designee that is an Affiliate or employee of the VSCP Investor shall be subject to such policy unless otherwise determined by the VSCP Investor in its sole discretion.

Section 2.2.       Other Rights of Principal Investor Designees. Each Principal Investor Designee serving on the Board shall be entitled to rights and privileges that are no less favorable than those applicable to all other Directors generally or to which all such Directors are entitled. In furtherance of the foregoing, from and after the date hereof, the Company shall execute and deliver to each Principal Investor Designee, concurrently with or prior to such Principal Investor Designee joining the Board, an indemnification agreement substantially in the form filed with the U.S. Securities and Exchange Commission and shall otherwise indemnify, exculpate, and reimburse fees and expenses of such Principal Investor Designee and provide each such Principal Investor Designee with customary director and officer insurance on terms that are no less favorable than the Company indemnifies, exculpates, reimburses and provides insurance for any other Director pursuant to the Company Charter, the bylaws of the Company, applicable Law or otherwise.

Section 2.3.      Corporate Opportunity. The Company shall take all Necessary Action to ensure that no amendment to the provisions of the Company Charter pertaining to the renouncement of corporate opportunity is effected without the consent of the VSCP Investor for so long as the VSCP Investor has the right pursuant to this Article II to designate at least one (1) VSCP Designee.

Article III

INFORMATION

Section 3.1.       Sharing of Information. Each party hereto acknowledges and agrees that any VSCP Designee may share any information concerning the Company and its Subsidiaries received by such VSCP Designee from or on behalf of the Company or its designated representatives with the VSCP Investor and its designated representatives, subject to execution of an agreement (in form and substance approved by the Company) by each such recipient to maintain the confidentiality of such information. Notwithstanding the foregoing, the Company may designate that certain information provided to a VSCP Designee may not be shared with the VSCP Investor and its designated representatives.

Article IV

MISCELLANEOUS

Section 4.1.      Termination. This Agreement shall terminate automatically (without any action by any party hereto) as to each Principal Investor as of the latest of (i) the time that such Principal Investor no longer has the right to nominate any directors to the Board pursuant to Article II hereof, (ii) the date that is the second anniversary of the completion of the IPO and (iii) the time that the shares of the Company’s outstanding Common Stock held by such Principal Stockholder constitute less than 3% of all of the shares of the Company's outstanding Common Stock. Article IV will survive any termination of this Agreement.

Section 4.2.      Amendments and Waivers.

(a)    The terms and provisions of this Agreement may be modified or amended only with the written approval of the Company and the Holders holding a majority of the shares of Common Stock then held by the Holders in the aggregate; provided, however, that any modification or amendment (i) to Section 2.1, Section 2.3, Section 3.1, Section 4.1 or this Section 4.2, or any other provision of this Agreement that would have the effect of modifying or amending such sections, shall also require the approval of the VSCP Investor and Rollins, as applicable, and (ii) that would adversely affect the rights of (A) the VSCP Investor in a manner different from any other Holder, shall also require the approval of the VSCP Investor or (B)  Rollins in a manner different from any other Holder, shall also require the approval of Rollins.

(b)   Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c)    No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in in the specific instance in which it is given.

(d)   Each Principal Investor, in such Principal Investor’s sole discretion, may withdraw from this Agreement at any time by written notice to the Company. Thereafter, such Principal Investor shall cease to be a party to this Agreement, shall have no further rights or obligations hereunder and none of the terms or provisions hereof shall have any continuing force and effect with respect to such Principal Investor.

(e)   Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

Section 4.3.      Assignment. This Agreement and the rights and obligations hereunder may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void.

Section 4.4.       Third Parties. Except as provided for in Article II and Article III with respect any Principal Investor Designees and the VSCP Investor, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 4.5.       Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by e-mail or confirmed facsimile if sent during normal business hours of the recipient, and, if not, then on the next Business Day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

If to the Company, to:

AirSculpt Technologies, Inc.
400 Alton Road, Unit TH-103M

Miami Beach, FL 33129
Email:    ddean@elitebodysculpture.com
Attn:      Aaron Rollins, M.D.

with a copy to:

McDermott Will & Emery LLP
500 North Capital Street, NW
Washington, DC 20001-1531
Email:     tconaghan@mwe.com
Attn:      Thomas Conaghan

If to VSCP EBS Aggregator, L.P.:

c/o Vesey Street Capital Partners, LLC
428 Greenwich Street, Townhouse
New York, NY 10013

Email: dan@vscpllc.com
Attention: Daniel Sollof

with a copy to:

McDermott Will & Emery LLP
500 North Capital Street, NW
Washington, DC 20001-1531
Email:    tconaghan@mwe.com
Attn:      Thomas Conaghan

If to Rollins:

400 Alton Road, Unit TH-103M

Miami Beach, FL 33129
Email:    arollins@elitebodysculpture.com
Attn:      Aaron Rollins, M.D.

with a copy to:

Young & Company

21700 Oxnard Street, Suite 2030
Email:    melody@young-co.com
Attn:      Melody Young

If to JCBI II LLC:

840 First Avenue, Suite 200
King of Prussia, PA 19406
Email:    bcarden@burchcreativecapital.com
Attention:   J. Brian Carden

Section 4.6.       Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

Section 4.7.       Entire Agreement. Except as otherwise expressly set forth herein, this Agreement sets forth the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 4.8.      Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. NO SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OR BEFORE ANY SIMILAR AUTHORITY OTHER THAN IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE, AND THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUIT, PROCEEDING OR JUDGMENT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE HAD TO BRING SUCH AN ACTION IN ANY OTHER COURT, DOMESTIC OR FOREIGN, OR BEFORE ANY SIMILAR DOMESTIC OR FOREIGN AUTHORITY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 4.9.      Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 4.10.     Enforcement. Each party hereto acknowledges and agrees that the other parties hereto would be irreparably harmed and money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed by any of them in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief (without the necessity of having to prove actual damages therefrom or post a bond therefore) in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

Section 4.11.     Liability of Parties. To the extent not inconsistent with applicable Law, neither any Principal Investor Designee nor any Holder, nor any of their respective officers, directors, employees, partners, members, shareholders or Affiliates, nor any officer of the Company or any Subsidiary thereof shall be liable, responsible or accountable in damages or otherwise to the Company or to any Holder for any action taken or for any failure to act on behalf of the Company in connection with the business or operations of the Company, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 4.12.      Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first set forth above.

AIRSCULPT TECHNOLOGIES, INC.

By:
Name:
Title:

Signature Page to Stockholders Agreement

VSCP EBS AGGREGATOR, LP

By:	Vesey Street Capital Partners Healthcare GP, L.P., its General Partner

By:	Vesey Street Capital Partners Healthcare UGP, L.P., its General Partner

By:
Name:
Title:

Signature Page to Stockholders Agreement

Name: Aaron Rollins, M.D.

Signature Page to Stockholders Agreement

JCBI II LLC

By:
Name:
Title:

Signature Page to Stockholders Agreement